Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

Annaly Capital Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)(1)	115,000,000 shares	$6.65	$764,750,000	0.0000927	$70,892.33

Total Offering Amount						$764,750,000		$70,892.33

Total Fees Previously Paid

Total Fee Offsets						—		—

Net Fee Due								$70,892.33

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-262424. These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-262424, which was filed on January 31, 2022. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.